Exhibit 10.4

LEASE AGREEMENT

THIS LEASE AGREEMENT (referred to herein as “Lease”) is made as of the 31st day of January, 2005, by and between COLONIAL PARTNERS, LLC, a Virginia limited liability company (referred to herein as “Lessor”) and HOMETOWN BANK, a Virginia banking corporation (referred to herein as “Lessee”).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1. Leased Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, upon the terms and conditions hereinafter set forth, that certain space on the first floor of the twelve story building (containing approximately 4,337 square feet) and the first and second floors of the three story annex building adjacent thereto (containing approximately 3,956 square feet on each floor), situated at 202, 204 and 206 Jefferson Street, Roanoke, Virginia, 24011, which space is more particularly shown on Schedule A attached hereto and incorporated herein by reference (the “Leased Premises”).

2. Initial Term and Renewal Terms. The initial term of this Lease shall commence on the date this Lease is fully executed by the parties (the “Execution Date”) and shall terminate on December 31, 2015 (the “Expiration Date”). Lessee may extend the initial term of this Lease for two (2) additional five (5) year periods, provided that notice of Lessee’s election to renew this Lease must be received by Lessor at least one hundred eighty (180) days prior to the expiration of the then existing term (but not earlier than one (1) year prior to the expiration of the then existing term) and further provided that an Event of Default, as set forth in Section 15, shall not exist at the time the notice to renew is received by Lessor.

3. Possession, Rent, Rent Adjustment and Late Fee. Possession of the Leased Premises shall be given to Lessee on the Execution Date. Lessee shall be entitled to occupy the Leased Premises rent free for the period beginning on the Execution Date and ending on December 31, 2005; provided that Lessee’s obligation to pay additional rent and the other costs set forth herein shall not be abated during this period. Beginning January 1, 2006 (the “Rent Commencement Date”), Lessee covenants and agrees to pay Lessor annual rent in an amount equal to $9.25 per square foot, as increased by the change in the All Urban Consumer Price Index (or such replacement index) during the 2005 calendar year, provided the increase shall be capped at three percent (3%). Beginning January 1, 2007 and for each lease year thereafter, the annual rent shall be increased by the change in the All Urban Consumer Price Index (or such replacement index) during the preceding lease year, provided that the yearly increase in rent shall be capped at three percent (3%) and in no event shall the annual rent for any lease year be less than the annual rent paid during the preceding calendar year.

All monthly payments of rent shall be payable without deduction, offset, notice or demand in advance on the first day of each calendar month beginning on the Rent Commencement Date and continuing to be paid on the first of each month thereafter until the Expiration Date (as the same may be extended) or earlier termination of this Lease as provided herein. Payments shall be made by cash or check payable to Lessor and delivered to Lessor’s address as stated in Section 23 of this

Lease or the address then in effect for receipt of notices hereunder. Lessee shall be charged a five percent (5%) late fee for any monthly payment of rent not received by Lessor by the tenth (10th) day of the month in which it is due.

4. Use of Leased Premises. Lessee shall use and occupy the Leased Premises, subject to the terms and conditions hereof, for the operation of a bank or general office use. Any change in the use of the Leased Premises may not be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

5. Personal Property Taxes, Licenses, Permits and Real Estate Taxes. Lessee shall pay promptly all business and personal property taxes, licenses and permits arising from or in connection with its use and operation of the Leased Premises. Beginning on the Execution Date, Lessee shall be responsible for the cost of the real estate taxes and assessments applicable to the Leased Premises and shall reimburse Lessor the cost thereof within thirty (30) days following Lessee’s receipt of evidence that the same have been paid. Lessee shall pay a late fee equal to five percent (5%) of the amount owed in the event Lessor has not been reimbursed within said thirty (30) day period.

6. Payment of Utilities. Beginning on the Execution Date, Lessee shall be responsible for payment of all utilities serving the Leased Premises. In the event the utilities serving the Leased Premises are not separately metered as of the Execution Date, Lessee shall pay its prorata share as reasonably determined by Lessor. Within five (5) days following Lessee’s receipt of written notice from Lessor that the utilities serving the Leased Premises have been separately metered, Lessee shall contract for the utilities serving the Leased Premises to be put in Lessee’s name and billed directly. Lessee shall promptly pay any and all utility bills.

7. Payment of Condominium Association Assessment. Lessee acknowledges that each floor of the twelve story building of which the Leased Premises are a part is being converted into a separate condominium unit. At the time the first unit in the building is sold, Lessor shall become responsible for paying to 204 Jefferson Condominium Unit Owners Association (the “Association”) a monthly assessment associated with the first floor of the building to cover the prorata share of the maintenance and operational costs of the building. Lessee shall be responsible for the payment of the monthly assessment owed to the Association by Lessor and, upon written notice from Lessor, Lessee agrees to pay the monthly assessment directly to the Association. In the event Lessee fails to pay any monthly assessment as it becomes due, Lessor may pay the same and shall be reimbursed by Lessee upon demand. Notwithstanding the foregoing, Lessor shall be solely responsible for the payment of any special assessments that benefit only the residential units.

8. Lessor’s Improvements to the Lease Premises and the Buildings. Lessor agrees, at Lessor’s sole cost and expense, to: (i) separate the existing HVAC system(s) serving the Leased Premises from the remainder of the buildings and install new air handling units with the capacity to provide sufficient warm and cold air to the Leased Premises into three separate HVAC zones (i.e. the first floor of the twelve story building and the first and second floors of the three story building shall each be a separate zone), provided Lessor shall not be responsible for installing or reconfiguring duct work to accommodate Lessee’s specific design plans, (ii) cause the utilities serving the Leased Premises to be separately metered and (ii) install new external doors and refurbish the main entrance to the Leased Premises. Lessee agrees that Lessor shall have until August 1, 2005 to complete the improvements referenced in ths Section 8. Lessor shall use reasonable efforts to limit the impact of the installation and construction of the improvements in the Leased Premises and the buildings on Lessee’s business, however, Lessor shall not be liable to Lessee for any business interruption, delay or inconvenience, and there shall be no abatement of rent on account of any interruptions or inconvenience experienced by Lessee in connection with the improvements to be made by Lessor in the Leased Premises or the buildings.

9. Lessee’s Improvements; Maintenance and Repair of Leased Premises.

(a) Lessee shall make no improvements, alterations or additions to, or deletions from the Leased Premises or the improvements therein placed by Lessor without Lessor’s prior written consent, which consent shall not be unreasonably withheld. Lessor’s consent when given shall not be consent by Lessor to permit its interest in the Leased Premises or the buildings or the land of which the Leased Premises are a part to be subject to any mechanic’s liens filed in connection with any alterations, additions, changes or improvements made by or on behalf of Lessee. In the event any lien shall at any time be filed against the Leased Premises, the buildings or the land which the Leased Premises are a part, by reason of work, labor or services performed or materials furnished to Lessee or to anyone holding the Leased Premises though or under Lessee, Lessee shall promptly cause the same to be discharged of record or bonded to satisfaction of Lessor. If Lessee shall fail to cause such lien or liens to be so discharged or bonded within ten (10) days after being notified of the filing thereof, then Lessor, in addition to any other right or remedy set forth herein, shall have the right to cause the lien to be discharged or to declare all rent for the balance of the then existing term immediately due and payable and shall have the right also to order and cause any further work and the supply of materials in and about the Leased Premises to be stopped.

(b) All improvements made to the Leased Premises which are so installed or attached that they cannot be removed without damage to the Leased Premises or the buildings shall become the property of Lessor upon installation and may not be removed without the prior written consent of Lessor.

(c) Lessor shall cause to be maintained, repaired and replaced the roof and all structural portions of the buildings of which the Leased Premises are a part, and Lessor shall be responsible for the maintenance and repair of the elevator located in the lobby of the three story building, unless such maintenance, repair or replacement is due to the negligence of Lessee, its employees, agents or invitees. Lessor shall have no obligation whatsoever to repair or restore the internal elevator located within the three story building.

(d) Lessee shall be responsible, at its sole cost and expense, for maintenance, repair and replacement of the HVAC system(s) and the components thereof serving the Leased Premises, provided that Lessee shall be entitled to the benefit of any warranty covering any repair or replacement required to be made. Lessee shall cause to be provided normal preventive maintenance services to the HVAC system(s) serving the Leased Premises.

(e) Lessee shall also maintain the Leased Premises in a clean, safe condition and good state of repair, subject to ordinary wear and tear. All damage to the Leased Premises and to its fixtures, appurtenances and equipment or to the buildings of which the Leased Premises are a part caused by Lessee’s moving property in or out of the Leased Premises, by the installation or removal of furniture, fixtures or other property, or by any other action or omission of Lessee, its employees, agents or invitees shall be repaired, restored or replaced promptly by Lessee at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Lessee fails to make the repairs, restorations or replacements, then the same may be made by Lessor at the expense of Lessee and Lessee agrees to pay the amount of such repairs, restorations or replacements within thirty (30) days as additional rent and to pay as a late fee an amount equal to five percent (5%) of each invoice not paid within thirty (30) days. Notwithstanding any of the foregoing to the contrary, all replacements and improvements made by Lessor shall be deemed the property of Lessor.

(f) Lessee shall promptly notify Lessor’s agent, Cliff Mascitelli at 580-6841 (or any other person designated by Lessor), of any repair or replacement needed to the Leased Premises or the buildings of which the Leased Premises are a part. Any person or company selected by Lessee to make any repairs or replacements shall be properly licensed and insured. Lessor shall have no obligation to make any repair or replacement until such time as Lessee notifies Cliff Mascitelli of such necessary repair or replacement.

(g) It is specifically intended by this Section 9 that Lessor’s sole maintenance and repair obligations under this Lease are the roof and the structural elements of the buildings of which the Leased Premises are a part and the elevator serving the three story building located in the lobby of said building.

10. Condemnation.

(a) Total. If the Leased Premises are wholly condemned by any public authority under the power of eminent domain, or a voluntary transfer by Lessor to any condemning authority under threat of condemnation, Lessee’s leasehold interest in the Leased Premises shall be deemed to terminate as of the date on which title to the Leased Premises vests in the condemning authority. Lessee shall at that time pay to Lessor all unpaid rent, additional rent or other amounts owed hereunder, prorated though such date of termination.

(b) Partial. If any portion of the Leased Premises shall be partially condemned by public authorities under the power of eminent domain, or voluntary transfer to any condemning authority under threat of condemnation, and if such partial taking materially interferes, in the reasonable opinion of Lessee, with the business then being conducted on the Leased Premises by Lessee, then (i) Lessee shall be entitled to a reduction in the rent thereafter to reflect any resulting decrease in the fair market rental value of the Leased Premises, as mutually determined by Lessor and Lessee, or (ii) Lessee may, at its option, terminate this Lease and Lessee’s rights and duties hereunder effective sixty (60) days following receipt by Lessor of written notice of termination from Lessee. In the event Lessee elects to terminate the Lease as provided in the preceding sentence, it shall notify Lessor in writing within thirty (30) days of the title to the portion of the Leased Premises vests in the condemning authority.

(c) Compensation. The compensation awarded or paid upon such total or partial taking of the Leased Premises shall belong to Lessor, however, Lessee shall be entitled to participate in the condemnation proceedings and shall be entitled to compensation for the taking or impairing of the unamortized portion of any leasehold improvements made by Lessee to the Leased Premises and its moving and relocation expenses.

11. Hazard Insurance and Damage to Leased Premises. Lessor shall cause the Leased Premises to be insured against loss or damage by fire or other casualty, provided that Lessee shall reimburse Lessor for two-thirds of the premiums paid by Lessor to insure the three story building of which the Leased Premises are a part beginning on the Execution Date and continuing until the termination of this Lease. Lessee shall reimburse Lessor the cost of said insurance premiums within thirty (30) days following Lessee’s receipt of written evidence that the same have been paid by Lessor and Lessee shall pay a late fee of five percent (5%) of the amount of the premiums in the event Lessee fails to reimburse Lessor within the thirty (30) day period. Lessee shall insure at its own expense its personal property, improvements, inventory and other contents located, used or stored in the Leased Premises (collectively, “Lessee’s Personal Property”) against loss or damage by fire or other casualty and Lessor shall not be liable for any damages arising for any reason whatsoever to Lessee’s Personal Property. In the event of fire or other casualty to the Leased Premises, Lessor may elect to either (i) rebuild and restore the Leased Premises or (ii) terminate this Lease with no obligation to rebuild and restore the Leased Premises. In the event Lessor elects to rebuild and restore the Leased Premises, this Lease shall not terminate provided that the rent, additional rent and other amounts owed hereunder shall abate until such time as the Leased Premises are restored and possession is given to Lessee. Should Lessor elect to terminate the Lease following a fire or other casualty, neither party shall have any further liability hereunder, provided that Lessee shall pay all rent, additional rent and other amounts owed to Lessor hereunder through the date of such casualty.

12. Indemnity to Lessor and Liability Insurance. Lessee shall indemnify and save harmless Lessor from and against any and all loss, liability, damage and expense of any kind or nature whatsoever incurred to or expended by Lessor caused by, relating to or arising out of Lessee’s or its employees’, invitees’ or agents’ use of, or activities in, upon or around, the Leased Premises.

For so long as this Lease remains in effect or Lessee maintains possession of the Leased Premises, Lessee shall keep in force, at its sole cost and expense, comprehensive general liability insurance with an insurer reasonably satisfactory to Lessor in the amount of $1,000,000.00 for injury (fatal or nonfatal) to or death of any one person and $2,000,000.00 for injury to or death of more than one person in any one occurrence and $500,000.00 for damage to or destruction of property in or upon the Leased Premises. Lessor shall be named as an additional insured under the policy or policies evidencing the foregoing insurance coverage, and each such policy shall require at least thirty (30) days prior written notice to Lessor before lapse or discontinuance of coverage (whether due to nonpayment, nonrenewal or passage of time) for any reason or before any modification or other change in the terms of coverage. Lessee shall promptly provide Lessor with the original or true copies of each such policy as well as a certificate of insurance evidencing such coverage.

13. Assignment and Subletting. Lessee may not assign or sublet this Lease, in whole or in part, without Lessor’s prior written consent, which consent shall not be unreasonably withheld. As a condition to Lessor consenting to any assignment or sublet, Lessee shall first provide Lessor with a signed acknowledgment by any proposed assignee or sublessee agreeing to be bound by the terms of this Lease. In no event shall any permitted assignment or sublease relieve Lessee of its obligations hereunder and notwithstanding such permitted assignment or sublease Lessee shall remain primarily liable for all obligations owed to Lessor hereunder.

14. Environmental Matters - Lessee’s Obligations. During the term of this Lease, Lessee shall, at Lessee’s sole cost and expense, comply with and observe all state and federal environmental laws, and any and all rules and regulations relating thereto (“Environmental Laws”) pertaining to the Leased Premises or Lessee’s use and occupancy of the Leased Premises. Lessee shall promptly deliver to Lessor copies of all notices which Lessee receives from any governmental authority or agency alleging any violation of Environmental Laws or requesting compliance with any Environmental Laws. Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, losses, damages, liabilities, costs and expenses, including attorney’s fees, arising from Lessee’s failure to comply with all Environmental Laws of any kind or nature whatsoever incurred or expended by Lessor caused by, relating to or arising out of Lessee’s activities in, upon or around, the Leased Premises. This provision shall survive termination of the Lease.

15. Event of Default by Lessee. Each of the following shall constitute an “Event of Default” under this Lease:

(a) Lessee’s failure to pay rent, additional rent or any other amount owed hereunder within five (5) days after written notice from Lessor that the same is past due; provided that no such notice shall be required if a notice has been given at any time during the immediately preceding twelve (12) month period;

(b) Lessee fails to observe or perform any other term, condition or covenant herein binding upon Lessee within thirty (30) days after notice from Lessor; provided that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee shall commence such cure promptly and shall thereafter diligently proceed to completion;

(c) Lessee abandons or vacates the Leased Premises for fourteen (14) consecutive days, or Lessee fails to surrender the Leased Premises to Lessor on the Expiration Date (as the same may be extended) or earlier termination of this Lease;

(d) Lessee makes or consents to a general assignment for the benefit of creditors or a receiver is appointed for all or substantially all of Lessee’s assets; or

(e) Lessee files a voluntary petition in any bankruptcy or insolvency proceeding or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Lessee and is not discharged by Lessee within sixty (60) days.

16. Lessor’s Remedies in Event of Lessee’s Default. Upon the occurrence of an Event of Default, Lessor, at its option and without any obligation to do so, and without further notice or demand to Lessee, may exercise any one or more of the following remedies in addition to all other rights and remedies provided in this Lease or available at law or in equity:

(a) Lessor may terminate this Lease, in which case Lessee shall immediately surrender possession of the Leased Premises to Lessor and, except as specifically set forth herein, neither party shall have any further rights or obligations under this Lease, except that Lessee shall remain liable for payment of rent, additional rent and all other amounts due for the remainder of the initial term (or the then existing term if the Lease has been renewed), and the performance of all other terms and conditions of this Lease required to have been performed before the date of termination. If Lessor terminates this Lease, Lessor may accelerate the rent and additional rent due for the remainder of the initial term (or then existing term if the Lease has been renewed) and Lessee shall pay to Lessor upon written demand all rent and additional rent that would have been due from the date of termination until the Expiration Date.

(b) Lessor may terminate Lessee’s right of possession of the Leased Premises without terminating this Lease, in which case Lessee shall immediately surrender possession of the Leased Premises to Lessor. If Lessee fails to surrender possession, Lessor may expel or remove Lessee and any other person who may be occupying the Leased Premises or any portion thereof, by summary proceeding, ejectment or other legal action or by force if necessary, and may change the locks on the doors to the Leased Premises, without being liable for prosecution or any claim for damages therefor. In such case, Lessor may, at its option, remove Lessee’s Personal Property and other evidence of tenancy and store them at Lessee’s risk and expense or dispose of them as Lessor sees fit. Regardless of whether Lessor reenters or retakes possession of the Leased Premises, Lessee shall not be released, in whole or in part, from the obligation to pay the rent, additional rent and other amounts owed hereunder for the remainder of the initial term or from any other obligation under this Lease. If Lessor terminates Lessee’s right of possession, Lessor may relet the Leased Premises, or any part thereof, for the account of Lessee, for such rent and term and upon such other conditions as are acceptable to Lessor in its sole discretion. For purposes of such reletting, Lessor is authorized to repair, refurbish or otherwise restore the Leased Premises to a condition reasonably consistent with normal usage, wear and tear occasioned by Lessee’s use of the Leased Premises over the course of Lessee’s occupancy, as deemed necessary by Lessor. Lessee shall be liable for the reasonable costs incurred by Lessor in connection with any such restoration. Nothing herein shall be construed to obligate Lessee to revitalize or otherwise upgrade the Leased Premises beyond the condition it was in when Lessee took possession. Lessee shall be responsible for any deficiency between the rent and additional rent due hereunder and the rent collected from such reletting. However, Lessee shall not be responsible for rent deficiencies caused by Lessor subletting the Leased Premises at a discount rate to new tenants, without good cause to do so.

(c) Lessor may make such payment or take whatever action Lessor may determine to be necessary or appropriate to comply with the terms and conditions of this Lease that Lessee failed to observe, to perform the covenant in this Lease breached by Lessee or to correct, avoid or reduce any damages caused or anticipated to be caused by the Event of Default. Such payment or action by Lessor shall not be deemed to have cured the Event of Default for purposes of this Section and shall not limit Lessor’s right to pursue the other remedies available to Lessor on account of such Event of Default.

(d) Lessor may recover from Lessee all payments of rent, additional rent and other amounts owed hereunder as they become due and enforce Lessee’s compliance with all of the other terms and conditions of this Lease, regardless of whether Lessee has surrendered possession of the Leased Premises and without any obligation on Lessor’s part to relet the Leased Premises to other tenants.

17. Payment of Lessor’s Costs. Lessee shall pay or reimburse Lessor and its agents for all costs incurred or paid in exercising any one or more of the remedies provided in this Lease or at law or in equity after the occurrence of an Event of Default, including, without limitation, all reasonable attorneys’ fees, together with interest on all costs incurred at a rate of ten percent (10%) until paid. Lessee shall pay such costs and interest thereon immediately upon demand by Lessor.

18. Default by Lessor. If Lessor shall default in the performance of any of its covenants and obligations contained in this Lease, Lessee shall give written notice to Lessor specifying the nature of the default and shall provide Lessor with a reasonable opportunity to cure the default. In the event Lessor fails to cure the default within thirty (30) days following Lessor’s receipt of notice from Lessee, or fails to commence to cure the default in the event the same cannot reasonably be cured within thirty (30) days and diligently proceeds to cure the same, Lessee shall have the right to cure any such default on behalf of Lessor and require the cost thereof to be paid by Lessor immediately upon demand therefore. In no event shall Lessee have the right to terminate this Lease due to Lessor’s default.

19. Covenant and Agreement of Lessor. Lessor covenants and agrees that Lessee, upon paying the rent, additional rent and other amounts owed hereunder and upon the performance of the covenants, conditions and agreements herein provided to be observed and performed by Lessee, shall peaceably and quietly hold and enjoy the Leased Premises for and during the initial term hereof.

20. Lessor’s Right to Access to Leased Premises. Lessor shall coordinate with one of the three individuals designated by Lessee in order to gain access to the Leased Premises, provided that Lessee shall cooperate in good faith to allow Lessor and its agents access to the Leased Premises within a reasonable time frame. In the event of an emergency, Lessor agrees to contact the three individuals designated by Lessee prior to entering the Leased Premises.

21. Covenants of Lessee. Lessee covenants that (a) it will comply with all Federal, State and/or municipal laws, ordinances and regulations relating to its business conducted in the Leased Premises and to its use of the Leased Premises, (b) it will not use, or permit to be used, the Leased Premises for any illegal purpose, (c) it will conduct its business in such manner as will be in keeping with the character and reputation of the Leased Premises, and (d) it will make every effort to work harmoniously with other tenants and occupants in the buildings.

22. Signs. Lessee shall be entitled to affix two signs to the exterior the first floor of the twelve story building of which the Leased Premises are a part, one the Campbell Avenue side and one on Jefferson Street side, and a sign the south side of the penthouse located on the roof of the twelve story building, provided that the location, size and design of any sign shall first be approved by Lessor in writing, which approval shall not be unreasonably withheld. Any permitted sign to be installed by Lessee shall comply with all local rules, regulations and ordinances promulgated by the local governing body where the Leased Premises are located and all rules and requirements stipulated by the Virginia Department of Historic Resource. Lessee shall pay, at its sole costs and expense, for the installation of any permitted sign and for any damage to the buildings caused by the installation, removal or modification of any sign.

23. Notices. All notices to the parties hereto shall be sent via hand delivery, certified mail return receipt requested, overnight delivery or via facsimile, and shall be deemed effective upon confirmation of receipt thereof, to the following addresses (until such address is changed by written notice to the other party):

Lessor:

Colonial Partners, LLC

c/o Edward B. Walker

10 S. Jefferson Street, Suite 130

Roanoke, VA 24011

Facsimile No.: (540) 767-2425

with a copy to:

C. Cooper Youell, IV

Gentry Locke Rakes & Moore

10 Franklin Road, SE, Suite 800

Roanoke, VA 24011

Facsimile No.: (540) 983-9477

Lessee:

HomeTown Bank

c/o William S. Clark, President & CEO

P.O. Box 271

Roanoke, VA 24002

Facsimile No.: (540) 342-5626

with a copy to:

William R. Rakes

Gentry Locke Rakes & Moore

10 Franklin Road, SE, Suite 800

Roanoke, VA 24011

Facsimile No.: (540) 983-9468

24. Entire Agreement. This Lease, including the Schedule(s) attached hereto, contains the entire agreement of the parties, and shall supersede the terms and conditions of all prior written and oral agreements, if any, concerning the matters covered herein. The parties acknowledge there are no oral agreements, understandings, representations, or warranties which supplement or explain the terms and conditions contained in ths Lease. This Lease may not be modified except by a writing signed by Lessor and Lessee.

25. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

26. Arbitration. Any dispute arising out of or related to this Lease shall be resolved exclusively by arbitration in Roanoke, Virginia, provided however that neither Lessor nor Lessee shall commence an arbitration proceeding unless and until such party shall first give a written notice (a “Dispute Notice”) to the other party setting forth the nature of the dispute. The parties shall first attempt in good faith to resolve the dispute without resorting to arbitration. If the dispute has not been resolved by the parties within thirty (30) days after delivery of a Dispute Notice, then either party may proceed with the filing of a demand for arbitration. The arbitration shall be initiated and administered according to the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect on the on the date of the Dispute Notice, however, the parties agree that they will not use AAA or its arbitrators to administer or conduct the proceeding. Instead, the parties agree that a single arbitrator, mutually selected by the parties, will preside over the proceeding. The arbitration will be initiated by the certified mailing of a Demand for Arbitration by one party to the other. If the parties cannot agree upon an arbitrator within thirty (30) days after a Demand for Arbitration has been made, the parties shall seek appointment of an arbitrator by the Circuit Court for the City of Roanoke. The arbitrator shall base the award on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The losing party shall pay the costs of the arbitration, the legal fees and all other reasonable costs incurred by the winning party.

27. Subordination and Attornment. Lessee covenants and agrees that this Lease shall be subordinate to any mortgage, deed of trust or other security instrument now or hereafter placed upon the Leased Premises or the buildings of which the Leased Premises are a part by any bank, trust company, insurance company or other lender. Lessee shall, upon Lessor’s request, execute and deliver any instrument necessary to effectuate such subordination, and if Lessee, within ten (10) days after submission of such instrument, fails to execute the same, Lessor is hereby authorized to execute the same as attorney-in-fact for Lessee. Notwithstanding the foregoing, upon written request by Lessee, Lessor shall obtain from any holder of a mortgage, deed of trust or other security instrument a non-disturbance agreement from such third parties acknowledging and agreeing that Lessee’s interest in the Leased Premises will not be disturbed so long as Lessee performs its obligations hereunder.

28. Estoppel Certificates. Lessee shall, from time to time, upon Lessor’s written request, execute, acknowledge and deliver to Lessor a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments of modification), the dates to which rent and other charges have been paid, and whether or not to the best of Lessee’s knowledge Lessor is in default hereunder (and if so, specifying the nature of the default); it being intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Lessor’s interest or mortgagee of Lessor’s interest or assignee of Lessor’s interest in the Leased Premises.

29. Restricted Access to Other Pars of the Buildings. Lessee and its employees, agents and invitees shall not access any portion of the buildings other than the Leased Premises without first obtaining Lessor’s prior written consent.

30. Access to Lobby, Stairs and Elevator by Third Floor Tenant(s). Lessee acknowledges and agrees that Lessor and any party leasing all or a portion of the third floor located in the three story building shall have unobstructed access and use of the lobby, stairs and elevator (located in the lobby) serving the three story building. Notwithstanding the foregoing, Lessor and any party leasing all or a portion of the third floor shall not have access and/or use of the internal elevator located in the three story building without the prior written consent of Lessee.

31. Force Majure. Neither party, nor any successor in interest thereto, shall be considered in breach of or default in any of its obligations under this Lease in the event of delay in the performance of such obligations due to causes beyond its control, including but not restricted to, strikes, lockouts, other actions of labor unions, riots, storms, floods, explosions, acts of God or of the public enemy, acts of government, insurrection, mob violence, civil commotion, sabotage, malicious mischief, vandalism, inability (notwithstanding good faith and diligent efforts) to procure, or general shortage of, labor, equipment, facilities, materials, or supplies in the open market, defaults of independent contractors or subcontractors (provided that remedies are being diligently pursued against the same), failures of transportation, fires, other casualties, epidemics, quarantine restrictions, freight embargoes, severe weather, inability (notwithstanding good faith and diligent efforts) to obtain governmental permits or approvals, or delays of subcontractors due to such causes.

32. Termination of Lease Due to Lessee’s Inability to Gain Approvals. This Lease shall automatically terminate in the event Lessee does not obtain the requisite approvals from the Bureau of Financial Institutions of the Virginia State Corporation Commission, the Federal Reserve and the Federal Deposit Insurance Corporation by November 1, 2005. In the event of the automatic termination of this Lease as set fort in this Section 32, Lessee nevertheless shall remain responsible for the payment of all amounts owed hereunder through the date of termination and any and all improvements made to the Leased Premises by Lessee shall not be removed and remain the property of Lessor.

33. Miscellaneous.

(a) This Lease may be executed by the parties in any number of counterparts (each of which shall be deemed to be an original, and all of which shall be deemed to represent one and the same agreement), and merges all prior or contemporaneous understandings and agreements between the parties hereto with respect to the Leased Premises. Facsimile signatures shall be treated and deemed originals.

(b) This Lease and the covenants and conditions herein contained shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, successors and their permitted assigns.

(c) This Lease shall be construed in accordance with, and the respective rights, obligations and remedies of the parties shall be governed in all respects by, the laws of the Commonwealth of Virginia.

(d) The headings and subheadings of the provisions herein are inserted for convenience only and shall not control or affect the meaning or constriction of any of the provisions of this Lease.

(e) Smoking is not permitted in the Leased Premises. Lessee agrees that it shall make its employees, agents and invitees aware of the no smoking policy mandated by Lessor.

(f) Except for any obligations of Lessor expressly set fort herein, this Lease is a “net lease” and Lessor shall receive the rent as net income from the Leased Premises, not diminished by any expenses except as otherwise expressly provided herein.

WITNESS the following signatures and seals:

LESSOR:

1-31-05	Colonial Partners, LLC
Date

	By:	/s/ Edward B. Walker	(SEAL)
	Its:	Manager

LESSEE:

1-31-05	HomeTown Bank
Date

	By:	/s/ William S. Clark	(SEAL)
	Its:	President/CEO

Schedule A -- Page 1 of 3

MATCHLINE
LOBBY
1ST FLOOR PLAN
HomeTown Bank
202 JEFFERSON STREET
ROANOKE, VIRGINIA
FIRST FLOOR PLAN
A101

Schedule A - Page 2 of 3

MATCHLINE

1ST FLOOR PLAN (ANNEX)

MMA

HomeTown Bank
202 JEFFERSON STREET
ROANOKE, VIRGINIA

FIRST FLOOR PLAN (ANNEX)

A101A

Schedule A - Page 3 of 3

2ND FLOOR PLAN (ANNEX)

HomeTown Bank
202 JEFFERSON STREET
ROANOKE, VIRGINIA

SECOND FLOOR
PLAN (ANNEX)

A102A

110 West Kirk Avenue Roanoke, Virginia 24011 mark@mmopc.com	28 January 2005

[ v a x ] 540.527.1233

[ f a x ] 540.527.1244

[ c e l ] 540.915.1233

William R. Rakes

Gentry Locke Rakes & Moore, LLP

10 Franklin Road, S.E.

Roanoke, VA 24011

Dear Bill,

The purpose of this letter is to state for the record the area included in the lease with Hometown Bank at in the property known as 204 Jefferson.

The area under the terms of the lease includes the entire first floor within, but not including, the exterior walls of both the “tower building” and “annex” exclusive of the lobby, elevators, and stair serving the condominium units in the tower. All other area on the first floor are included in this lease and total 8,293 square feet. Also included in this lease is the second floor of the “annex” within, but not including, the exterior walls. The total area of this floor is 3,956 square feet.

The total area of both floors for inclusion in this lease is 12,249 square feet.

Please call me if you have any questions.

Sincerely,
Mark McConnel + Associates

/s/ Mark McConnel
Mark McConnel, AIA, LEED™ AP
Managing Principal

MARK McCONNEL – ASSOCIATES

                                      ARCHITECTURE AND PLANNING